Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

November 30, 2012

Securities and Exchange Commission

450 Fifth Street, NW

Washington, D.C. 20549

Re:	Jameson Stanford Resources Corporation
File No. 000-54405

Commissioners:

We have read the statements made by Registrant, which we understand will be filed with the Securities and Exchange Commission, pursuant to item 4.01 of Form 8-K, as part of the Form 8-K/A Amendment No. 2 of Registrant dated November 29, 2012. We agree with the statements concerning our Firm in such Form 8-K/A.

Sincerely,

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC